UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Filed by a party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement
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The CATO Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
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April 18, 2022

Dear Shareholder:

We cordially invite you to attend the Annual Meeting of Shareholders to be held at the Corporate Office of the Company, 8100 Denmark Road, Charlotte, North Carolina 28273 on Thursday, May 19, 2022 at 11:00 A.M., Eastern Time.

The Notice of the Annual Meeting of Shareholders and Proxy Statement are attached. The matters to be acted upon by our shareholders are set forth in the Notice of Annual Meeting of Shareholders and discussed in the Proxy Statement.

Whether or not you expect to attend our shareholders meeting, we urge you to vote your shares. You may vote by phone, via the Internet, or by signing, dating and returning the enclosed proxy card at your earliest convenience.

INTERNET – Access www.voteproxy.com and follow the on screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touchtone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON – You may vote your shares in person by attending the Annual Meeting.

We continue to monitor the coronavirus (COVID-19) pandemic and its potential effects on our Annual Meeting. We currently intend to hold the Annual Meeting in person while observing health and safety protocols, as dictated by Mecklenburg County. In the event that alternative arrangements for our Annual Meeting become required or advisable, we will announce these arrangements as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication. Please monitor our website at www.catofashions.com/info/investor-relations for updated information and check the website in advance of the meeting. Please retain your 16-digit control number, which can be found on your proxy card and on the instructions that accompanied your proxy materials, as this control number will be necessary to facilitate your remote participation if the meeting format is changed.

Sincerely yours,

JOHN P. D. CATO
Chairman, President and
Chief Executive Officer

8100 Denmark Road
P. O. Box 34216
Charlotte, NC 28234
(704) 554-8510

The Cato Corporation

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 19, 2022

TO THE SHAREHOLDERS OF
THE CATO CORPORATION

Notice is hereby given that the Annual Meeting of Shareholders of The Cato Corporation (the “Company”) will be held on Thursday, May 19, 2022 at 11:00 A.M., Eastern Time, at the Corporate Office of the Company, 8100 Denmark Road, Charlotte, North Carolina 28273, for the following purposes:

1.	To elect as Directors of the Board Theresa J. Drew and D. Harding Stowe, each for a term expiring in 2025 and until their successors are elected and qualified;

2.	To approve, on an advisory basis, the Company’s executive compensation;

3.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2023;

4.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 21, 2022 as the record date for determination of shareholders entitled to notice of, and to vote, at the meeting or any adjournments thereof.

Although we intend to hold the Annual Meeting in person, we continue to monitor the coronavirus (COVID-19) pandemic and its potential effects on our Annual Meeting. In the event that alternative arrangements for our Annual Meeting become required or advisable, we will announce these arrangements as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication. Please monitor our website at www.catofashions.com/info/investor-relations for updated information and check the website in advance of the meeting. Please retain your 16-digit control number, which can be found on your proxy card and on the instructions that accompanied your proxy materials, as this control number will be necessary to facilitate your remote participation if the meeting format is changed.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2022:

This Proxy Statement, the accompanying proxy card and The Cato Corporation Annual Report on Form
10-K for the 2021 fiscal year is available at:

www.catofashions.com/info/investor-relations

By Order of the Board of Directors

Christin J. Reische
Assistant Secretary

Dated: April 18, 2022

SHAREHOLDERS ARE URGED TO SIGN AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE OR VOTE ONLINE OR TELEPHONICALLY TO ENSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

The Cato Corporation

8100 Denmark Road
Charlotte, North Carolina 28273

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of The Cato Corporation (the “Company”) for use at the Annual Meeting of Shareholders of the Company (the “meeting”) to be held on May 19, 2022, and at any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about April 18, 2022.

Only shareholders of record at the close of business on March 21, 2022 are entitled to notice of and to vote at the meeting. As of March 21, 2022, the Company had outstanding and entitled to vote 19,692,386 shares of Class A Common Stock (“Class A Stock”) and 1,763,652 shares of Class B Common Stock (“Class B Stock”). Holders of Class A Stock are entitled to one vote per share and holders of Class B Stock are entitled to ten votes per share. Holders of Class A Stock and holders of Class B Stock vote as a single class.

In the event that alternative arrangements for the meeting become required or advisable, we will announce these arrangements as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication. Please monitor our website at www.catofashions.com/info/investor-relations for updated information and check the website in advance of the meeting. Please retain your 16-digit control number, which can be found on your proxy card and on the instructions that accompanied your proxy materials, as this control number will be necessary to facilitate your remote participation if the meeting format is changed.

All proxies properly executed and received prior to the meeting will be voted at the meeting. If a shareholder specifies how the proxy is to be voted on any of the business to come before the meeting, the proxy will be voted in accordance with such specification. If no specification is made, the proxy will be voted FOR the election of nominees Theresa J. Drew and D. Harding Stowe, FOR the resolution approving the Company’s executive compensation program, and FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending January 28, 2023. A proxy may be revoked at any time prior to its exercise by written notice to the Secretary of the Company at the Corporate Office of the Company, by executing and delivering a proxy with a later date, or by voting in person at the meeting.

If you plan to attend and vote at the meeting and your shares are held in the name of a broker or other nominee, please bring with you a proxy or letter from the broker or nominee to confirm your ownership of shares.

In accordance with applicable Delaware law and the Company’s Bylaws, the holders of a majority of the combined voting power of Class A Stock and Class B Stock present in person or represented by proxy at the meeting will constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes arise when beneficial shareholders do not give their banks, brokers or other nominees instructions for voting their shares and the banks, brokers or other nominees do not have authority to vote the shares on a matter because the matter is not considered routine. The only such routine item on the ballot for which uninstructed banks or other nominees may vote is the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

With regard to the election of directors, votes may either be cast in favor of or withheld and, assuming the presence of a quorum, directors will be elected by a plurality of the votes cast. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the election. Abstentions and broker non-votes are not counted for purposes of election of directors. The affirmative vote of a majority of the combined voting power of the Class A Stock and Class B Stock present in person or represented by proxy at the meeting and entitled to vote is required to approve the non-binding advisory vote on the Company’s executive compensation. The ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the combined voting power of the Class A Stock and Class B Stock present in person or represented by proxy at the meeting and entitled to vote. On any proposal other than the election of directors, abstentions and broker non-votes will have the same effect as a vote against the proposal.

The Company will bear the cost of this solicitation, including the expense of preparing, printing, and mailing these proxy materials to shareholders. The Company will reimburse brokers, dealers, banks, and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy solicitation materials to beneficial owners of the Company’s Class A Stock and Class B Stock and securing their voting instructions.

The independent election inspector(s) appointed for the Annual Meeting will determine whether or not a quorum is present and will tabulate votes cast by proxy or in person at the Annual Meeting.

These proxy materials are available in PDF and HTML format at www.catofashions.com/info/investor-relations and will remain posted until the conclusion of the meeting. Information on the Company’s website, however, does not form a part of this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN
OWNERS AND MANAGEMENT

The following table sets forth, as of March 21, 2022, certain information regarding the ownership of the outstanding shares of Class A Stock and Class B Stock by (i) each director and nominee, (ii) each person who is known by the Company to own more than 5% of such stock, (iii) each executive officer listed in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise indicated in the footnotes below, each shareholder named has sole voting and investment power with respect to such shareholder’s shares. Unless otherwise indicated, the address of each shareholder listed below is 8100 Denmark Road, Charlotte, North Carolina 28273.

	Shares Beneficially Owned (1)
	Class A Stock		Class B Stock		Percent of Total Voting Power
Name of Beneficial Owner	Number	Percent of Class	Number	Percent of Class
John P. D. Cato (2)	1,004,233	5.1	1,763,652	100.0	49.9 (6)
John R. Howe	177,930	*	—	—	*
Charles D. Knight	—	*	—	—	*
Gordon D. Smith	104,206	*	—	—	*
Thomas B. Henson	28,839	*	—	—	*
Bryan F. Kennedy, III	25,047	*	—	—	*
Thomas E. Meckley	26,851	*	—	—	*
Bailey W. Patrick	30,851	*	—	—	*
D. Harding Stowe	38,185	*	—	—	*
Pamela L. Davies	14,183	*	—	—	*
Theresa J. Drew	10,554	*	—	—	*
All directors, nominees and executive officers as a group (11 persons)	1,460,879	7.4	1,763,652	100.0	51.2
BlackRock, Inc. (3)	3,219,167	16.4	—	—	8.6
The Vanguard Group (4)	1,241,150	6.3	—	—	3.3
Dimensional Fund Advisors LP (5)	1,307,338	6.6	—	—	3.5

* Less than 1%

(1)	Includes the vested interest of executive officers in the Company’s Employee Stock Ownership Plan and Employee Stock Purchase Plan. The aggregate vested amount credited to their accounts as of March 21, 2022 was 113,177 shares of Class A Stock.
(2)	The amount shown for Class A Stock and Class B Stock includes 21,147 shares and 3,000 shares, respectively, held by Mr. Cato’s wife. Mr. Cato disclaims beneficial ownership of shares held directly or indirectly by his wife.
(3)	Based on an amended Schedule 13G filed by this shareholder with the Securities and Exchange Commission on or about January 27, 2022. The address of this shareholder is 55 East 52nd Street, New York, NY 10055. This shareholder reports sole voting power over 3,192,356 of the reported shares.
(4)	Based on an amended Schedule 13G filed by this shareholder with the Securities and Exchange Commission on or about February 9, 2022. The address of this shareholder is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This shareholder reports sole voting power over none of the reported shares, shared voting power over 22,401 of the reported shares, sole dispositive power over 1,212,261 of the reported shares and shared dispositive power over 28,889 of the reported shares.
(5)	Based on an amended Schedule 13G filed by this shareholder with the Securities and Exchange Commission on or about February 8, 2022. The address of this shareholder is Building One 6300 Bee Cave Road, Austin, TX 78746. The shareholder reports sole voting power over 1,272,974 of the reported shares.
(6)	Subsequent to the record date of March 21, 2022, as a result of recent repurchases of the Class A Common Stock of The Cato Corporation, pursuant to the Company’s stock repurchase program, that have reduced the total outstanding shares of the Class A Common Stock as of March 29, 2022, Mr. John P.D. Cato, Chairman, President and Chief Executive Officer of the Company and the largest shareholder of the Company, now beneficially owns 50.2% of the outstanding voting power of the common stock, which includes both the Class A Common Stock and Class B Common Stock.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board of Directors, currently consisting of eight members, is divided into three classes with terms expiring alternately over a three-year period. The terms of two incumbent directors, Theresa J. Drew and D. Harding Stowe, expire at this year’s Annual Meeting. The directors have been recommended by the Corporate Governance and Nominating Committee and nominated by the Board for re-election and to serve until the 2025 Annual Meeting and until their successors are elected and qualified. The Corporate Governance and Nominating Committee reviews and recommends, and the Board nominates, director candidates in accordance with the Company’s Bylaws and the policies described below under “Corporate Governance Matters – Director Nomination Criteria and Process.”

It is the intention of the persons named in the proxy to vote for Theresa J. Drew and D. Harding Stowe to serve until the 2025 Annual Meeting and until their successors are elected and qualified, except to the extent authority to so vote is withheld with respect to one or more nominees. Should any nominee be unable to serve, which is not anticipated, the proxy will be voted for the election of a substitute nominee selected by the Board of Directors. The two nominees shall be elected by a plurality of the votes of Class A Stock and Class B Stock voting as a single class.

The directors recommend that shareholders vote FOR the election of Ms. Drew and Mr. Stowe as members of the Board of Directors.

As discussed in the Director Nomination Criteria and Process section below, the Board believes its directors possess a diverse and extensive background of knowledge and both professional and life experience that can support growth, evaluate risk and provide sufficient oversight to the Company. The members of the Board were selected based on their professional achievements, broad experience, wisdom, character, integrity, ability to make independent, analytical inquiries and intelligent decisions, sound and mature business judgment, ability to understand the business environment and ability to collaborate in an effective manner at the Board level. In addition, individual directors were selected based on many factors including, but not limited to, the following:

●	Experience at the director and executive level with publicly traded as well as private companies;
●	Knowledge of and experience in the development and leasing of commercial real estate;
●	Financial expertise including experience in public accounting; and
●	Knowledge of the retail industry.

In particular, for each director identified below, the Board believes that the sum of the experience, qualifications, attributes and skills described below in such director’s biographical information qualifies that director for service on the Board of Directors.

Nominees

Information with respect to each nominee, including biographical data for at least the last five years, is set forth below.

Theresa J. Drew, 64, has been a director of the Company since May 2019. Ms. Drew was the Managing Partner for the Carolinas practice of Deloitte LLP from 2011 to 2019. Previously, she served as the Managing Partner in San Diego, California, from 2001 to 2011, and as the Partner in Charge of the Audit practice in Phoenix, Arizona, from 1998 to 2001. Ms. Drew started her career with Deloitte in 1979, and primarily served clients in the retail, manufacturing and hospitality industries. She is a licensed Certified Public Accountant. Ms. Drew has served on the Board of Directors of Sonoco Products Company since 2018 and is a member of its Financial Policy Committee, Audit Committee, and Employee and Public Responsibility Committee. Ms. Drew is the immediate past Chair of the Board of Directors of the YMCA of Greater Charlotte and a member of the Board of Directors of the Carolinas Chapter of NACD. The Board nominated Ms. Drew based on her experience in public accounting and board service on another public company, among other skills and attributes.

D. Harding Stowe, 66, has been a director of the Company since February 2005.  Mr. Stowe was the President and Chief Executive Officer of R.L. Stowe Mills, Inc. from 1994 to 2009.   Mr. Stowe also has been the Chairman and Chief Executive Officer of New South Pizza (Brixx Wood Fired Pizza) since 1997. Additionally, he serves as the Secretary and Treasurer of The Stowe Foundation, Inc., as the President of the Daniel J. Stowe Botanical Garden, and as the Vice President of Seven Oaks Farm Foundation. The Board concluded that Mr. Stowe is qualified to serve as a Board member based on his experience in senior management and leadership positions with several companies and boards, among other skills and attributes.

Continuing Directors

Information with respect to the six continuing members of the Board of Directors, including biographical data for at least the last five years, is set forth below.

John P. D. Cato, 71, has been employed as an officer of the Company since 1981 and has been a director of the Company since 1986.  Since January 2004, he has served as Chairman, President and Chief Executive Officer.  From May 1999 to January 2004, he served as President, Vice Chairman of the Board and Chief Executive Officer.  From June 1997 to May 1999, he served as President, Vice Chairman of the Board and Chief Operating Officer.  From August 1996 to June 1997, he served as Vice Chairman of the Board and Chief Operating Officer.  From 1989 to 1996, he managed the Company’s off-price concept, serving as Executive Vice President and as President and General Manager of the It’s Fashion! concept from 1993 to August 1996.  Mr. Cato previously served as a director of Harris Teeter Supermarkets, Inc., formerly Ruddick Corporation. The Board nominated Mr. Cato based on his knowledge of all aspects of the Company’s business and his substantial experience on and contributions to the Company’s Board, among other skills and attributes.

Dr. Pamela L. Davies, 65, has been a director of the Company since April 2018. Dr. Davies was the President of Queens University of Charlotte, Charlotte, North Carolina, from 2002 to 2019. Prior to that, she was Dean of the McColl School of Business at Queens University of Charlotte from 2000 to 2002. She is currently Immediate Past Chair of the Board of the YMCA of the USA and a member of the Board of Directors of Sonoco Products, Inc., Atrium Health and the center for Creative Leadership. Dr. Davies is also a trustee of the Duke Endowment. She was previously a director of Charming Shoppes from 1998 to 2009, C&D Technologies, Inc. from 1998 to 2010, and Family Dollar Stores, Inc. from 2009 to 2015. The Board concluded that Dr. Davies is qualified to serve as a Board member based on her background in business education and Board experience with other retailers and public companies, among other skills and attributes.

Thomas B. Henson, 67, has been a director of the Company since May 2011. Mr. Henson is a licensed attorney and is a founder and has served as CEO of American Spirit Media, LLC, which owns network-affiliated television stations in the south and mid-west. Mr. Henson practiced law at the firm of Robinson, Bradshaw & Hinson in Charlotte, North Carolina, from 1980 to 1999. Mr. Henson is an investor in several privately owned real estate, hospitality and leisure related businesses. Mr. Henson served on the Boards of Portrait Innovations from 2002 to 2017, and Park Sterling Bank from 2006 to 2017. The Board concluded Mr. Henson is qualified to serve as a Board member based on his experience in electronic and print media and legal experience with retail companies, among other skills and attributes.

Bryan F. Kennedy, III, 64, has been a director of the Company since August 2009. Mr. Kennedy has served as the President-Northern Banking Group (formally South State Bank) since June 2020, when South State Bank merged with CenterSate Bank. Prior to that Mr. Kennedy served as the North Carolina/Virginia Division President for South State Bank since the sale of Park Sterling Corporation (holding company for Park Sterling Bank) to South State Corporation on November 30, 2017.  Prior to that, Mr. Kennedy served as President of Park Sterling Bank from 2006 until November 2017 and was a member of its Board from 2006 until 2010.  Mr. Kennedy also served as the President of Park Sterling Corporation from January 2011 until 2017, and carried the additional title of Chief Executive Officer of Park Sterling Bank from January 2006 until August 2010.  Mr. Kennedy was the North Carolina Market President of Regions Bank, located in Charlotte, North Carolina, from January 2004 to January 2006.  The Board concluded that Mr. Kennedy is qualified to serve as a Board member based on his experience in banking and finance, among other skills and attributes.

Thomas E. Meckley, 77, has been a director of the Company since May 2009. Mr. Meckley formerly served as a consultant to Agility Recovery Solutions, an onsite mobile business continuity solutions company, from 2005 through May 2015. He was employed by the public accounting firm of Ernst & Young LLP from 1967 to 2005 and served as a Managing Partner of the Charlotte, North Carolina, office from 1985 to 1995. Mr. Meckley previously served on the Board of Trustees of Elizabethtown College, a liberal arts college in Pennsylvania. The Board nominated Mr. Meckley based on his experience in public accounting, among other skills and attributes.

Bailey W. Patrick, 60, has been a director of the Company since May 2009. Since October 2010, Mr. Patrick has been a Managing Partner of MPV Properties LLC, formerly Merrifield Patrick Vermillion, LLC, a privately held company specializing in real estate brokerage and development services. Mr. Patrick served as a Managing Partner of Merrifield Patrick from February to October 2010 and President of Bissell-Patrick, LLC from 1999 to 2010, both predecessor firms to Merrifield Patrick Vermillion, LLC, holding various other positions with Bissell-Patrick since 1984. He also serves on the Board of Directors for the Carolina Thread Trail in Charlotte, North Carolina, a Trustee for the YMCA of Greater Charlotte and Trustee of Queens University. He previously served on the Board of Directors of Harris Teeter Supermarkets Inc., formerly Ruddick Corporation. The Board nominated Mr. Patrick based on his experience in commercial real estate leasing and development and experience gained in service on other boards, among other skills and attributes.

The six continuing members of the Board of Directors are divided into two classes with current terms expiring in 2023 and 2024. On the expiration of each director’s term, his or her successor in office will be elected for a three-year term. The terms of Dr. Davies and Messrs. Henson and Kennedy expire in 2023. The terms of Messrs. Cato, Meckley and Patrick expire in 2024.

PROPOSAL 2 – A NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board is committed to corporate governance best practices and recognizes the significant interest of shareholders in executive compensation matters. As part of its commitment to a “pay for performance and retention” based compensation philosophy, and as required by Section 14A of the Securities Exchange Act, the Board will hold a non-binding advisory vote to approve the compensation of our named executive officers. Although this vote is advisory and is not binding on the Board, the Compensation Committee of the Board will take into account the outcome of the vote when considering future executive compensation decisions.

As discussed in the Compensation Discussion and Analysis included in this proxy statement, the Board believes that the current executive compensation program directly links executive compensation to performance and aligns the interests of executive officers with those of shareholders. For example:

●	In 2021, 74% of the CEO’s total compensation potential was performance-based and 32% to 34% of the other NEOs’ total compensation potential was performance-based.
●	NEOs have an annual incentive opportunity to earn a percentage of their base salaries. The CEO’s annual incentive opportunity is up to 150% of his base salary and all other NEOs have an annual incentive opportunity up to 75% of their base salary, based on the achievement of pre-established performance goals. Unlike many in our peer group, payouts cannot exceed the maximum annual incentive opportunity, so that achievement of Company performance substantially above pre-established performance goals does not result in payouts in excess of the maximum annual incentive opportunity.
●	We encourage long-term stock ownership by executive officers with restricted stock award features such as a five-year vesting schedule that does not commence until the third anniversary of the grant and meaningful ownership requirements before any vested restricted stock may be sold.
●	We do not have any agreements with executive officers that provide for cash severance payments upon termination of employment or in connection with a change in control (e.g., golden parachutes).
●	Executive officers do not earn any additional retirement income under any supplemental executive retirement plan or other employer funded pension.

●	Executive officers are not provided compensation or perquisites such as company funded deferred compensation, housing allowances, reimbursed or employer provided personal air travel, automobile allowances or company funded financial planning services.
●	Executive officers receive 401(k) matching contributions, profit sharing contributions and group term life insurance similar to all other eligible employees (sometimes referred to herein as “associates”) of the Company.

For these reasons, the Board recommends that shareholders vote in favor of the following resolution:

“Resolved, that the shareholders approve, on a non-binding advisory basis, the compensation of the named executive officers of The Cato Corporation, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material).”

The above referenced disclosures appear at pages 17 to 33 of this Proxy Statement.

For the reasons stated above, the Board believes the compensation of our named executive officers is appropriate and recommends a vote FOR approval of this resolution.

MEETINGS AND COMMITTEES

During the fiscal year ended January 29, 2022, the Company’s Board of Directors held four meetings. The Board typically schedules a meeting in conjunction with the Company’s Annual Meeting of Shareholders and expects that all directors will attend the Annual Meeting absent a schedule conflict or other valid reason. All directors attended the Company’s 2021 Annual Meeting.

The Board of Directors, pursuant to authority granted in the Company’s Bylaws, has established a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. During the fiscal year ended January 29, 2022, the Audit Committee held seven meetings; the Compensation Committee held four meetings and the Corporate Governance and Nominating Committee held three meetings.

All directors attended 100% of the scheduled Board of Directors meetings and applicable Committee meetings during fiscal 2021.

Audit Committee

The Board of Directors established the Audit Committee in accordance with Section 3(a) (58) (A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities regarding the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the safeguarding of the Company’s assets, the independence, qualifications, and performance of the independent auditors, the performance of the Company’s internal audit function, the Company’s internal control over financial reporting and such other matters as the Committee deems appropriate or as delegated to the Committee by the Board of Directors from time to time. See “Corporate Governance Matters - Board of Directors Risk Management Oversight” below for the Committee’s role in that process. During the fiscal year ended January 29, 2022, the Audit Committee held seven meetings.

Messrs. Thomas E. Meckley (Chair), Thomas B. Henson, Bryan F. Kennedy, III, and Ms. Theresa J. Drew are the members of the Audit Committee. The Board of Directors has determined that each member of the Audit Committee is an independent director in accordance with the independence requirements of the New York Stock Exchange (“NYSE”). In addition, the Board has determined that each member of the Audit Committee meets the heightened standards of independence for audit committee members under the Exchange Act and that each is “financially literate” in accordance with the requirements of the NYSE. No member of the Audit Committee simultaneously serves on the audit committee of more than one other public company. The Board of Directors has determined that Messrs. Meckley, Henson, Kennedy and Ms. Drew qualify as audit committee financial experts within the meaning of SEC rules. The Audit Committee operates under a Board-approved charter, a copy of which is available on the Company’s website at www.catofashions.com/info/investor-relations. Additional information concerning the Audit Committee is set forth below under “Proposal 3 – Ratification of Independent Registered Public Accounting Firm.”

Compensation Committee

The Compensation Committee assesses the Company’s overall compensation programs and philosophies. The Committee reviews and approves, on an annual basis, the Company’s goals and objectives for compensation of the Chief Executive Officer and evaluates the Chief Executive Officer’s performance in light of those goals and objectives at least annually. Based on this evaluation, the Compensation Committee determines and reports to the Board the Chief Executive Officer’s compensation, including salary, incentive bonus and performance-based equity compensation.

The Compensation Committee also reviews and approves, on an annual basis, the evaluation process and compensation structure of the Company’s other executive officers and evaluates those other officers’ performance at least annually. Based on this evaluation, the Compensation Committee determines and reports to the Board the other executive officers’ compensation, including salary, incentive bonus and equity compensation. The Compensation Committee also reviews on an annual basis and recommends to the Board the form and amount of director compensation. In addition, the Compensation Committee grants restricted stock and other awards to associates of the Company and its subsidiaries pursuant to the Company’s benefit and incentive compensation plans and reports such actions to the Board of Directors. See “Corporate Governance Matters - Board of Directors Risk Management Oversight” below for the Committee’s role in that process.

The Compensation Committee has the power to delegate its authority to subcommittees. The chair of any such subcommittee must report regularly to the full Compensation Committee.

Messrs. D. Harding Stowe (Chair) and Bailey W. Patrick and Dr. Pamela Davies are the members of the Compensation Committee. The Board of Directors has determined that each member of the Compensation Committee is an independent director in accordance with the independence requirements of the NYSE. Under such rules, the Board has reviewed the source of compensation of each committee member and whether each member is affiliated with the Company, any subsidiary of the Company or an affiliate of a subsidiary of the Company.

The Compensation Committee held four meetings during the fiscal year ended January 29, 2022. The Compensation Committee operates under a Board-approved charter, a copy of which is available on the Company’s website at www.catofashions.com/info/investor-relations.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee reviews, evaluates and recommends nominees for the Board of Directors. In addition, the Corporate Governance and Nominating Committee monitors and evaluates the performance of the directors on a periodic basis, individually and collectively. The Committee also periodically reviews the Company’s Governance Guidelines, Code of Business Conduct and Ethics and Code of Ethics and recommends changes to the Board of Directors.

Messrs. Bryan F. Kennedy, III (Chair), Thomas B. Henson, Bailey W. Patrick and D. Harding Stowe, Ms. Theresa J. Drew and Dr. Pamela L. Davies are the members of the Corporate Governance and Nominating Committee. The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is an independent director in accordance with the independence requirements of the NYSE. The Corporate Governance and Nominating Committee held three meetings during the fiscal year ended January 29, 2022. The Corporate Governance and Nominating Committee operates under a Board-approved charter, a copy of which is available on the Company’s website at www.catofashions.com/info/investor-relations.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines

In furtherance of its longstanding goal of providing effective governance of the Company’s business and affairs for the benefit of shareholders, the Board of Directors has approved Corporate Governance Guidelines for the Company. The Guidelines are available on the Company’s website at www.catofashions.com/info/investor-relations.

Director Independence

The Board of Directors made a determination as to the independence of each of its members. The Board of Directors determined that each of the following Board members is independent: Dr. Pamela L. Davies, Ms. Theresa J. Drew, Mr. Thomas B. Henson, Mr. Bryan F. Kennedy, III, Mr. Thomas E. Meckley, Mr. Bailey W. Patrick and Mr. D. Harding Stowe. The Board determined that Mr. John P. D. Cato, an employee of the Company, is not independent. The Board made these determinations based upon the definition of an “independent director” set forth in the NYSE listing standards (the “NYSE Independence Tests”). A director will be independent only if the director has no material relationship with the Company. For purposes of such determination, the Board must affirmatively determine whether a material relationship exists between the director and the Company. In connection with this determination, financial relationships are reviewed regarding a director’s business and charitable affiliations, immediate family members and employers, and any transactions or arrangements between the Company and such persons or entities. This determination is in addition to the analysis under the NYSE Independence Tests and SEC Exchange Act Rules 10A-3 (for Audit Committee members) and 10C-1 (for Compensation Committee members) and must be based on the overall facts and circumstances specific to that director.

In order to assist the Board in making determinations of independence, and consistent with NYSE Independence Tests, a director will not be deemed independent if:

(1)	The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company.
(2)	The director has received, or an immediate family member has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).
(3)	The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; the director is a current employee of such a firm; the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.
(4)	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.
(5)	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Additionally, the Board of Directors determines annually and at such time that a director is appointed to the Compensation Committee that the members of the Compensation Committee qualify as “Non-Employee Directors” under Rule 16b-3 of the Exchange Act.

Board Leadership Structure

Mr. John P.D. Cato has served in the combined role of Chairman of the Board of Directors and Chief Executive Officer (“CEO”) since 2004. The Board annually considers his effectiveness in both capacities. The Board believes that its current governance structure provides independent Board leadership while deriving benefit from having the CEO serve as the Board chair. This structure provides an opportunity for the individual with primary responsibility for managing the Company’s day-to-day operations in a historically volatile industry segment to chair meetings of the Board as it discusses key business and strategic issues. The Board also believes having the positions combined facilitates the implementation and execution of both the Company’s short- and long-term strategies with a single vision.

As Lead Independent Director, Mr. Bryan Kennedy, III assists the Board in providing independent oversight of the Company’s operations, short-term and long-term strategic plans and the Chairman and CEO’s performance and compensation, among other duties. The Lead Independent Director, through his role as chair of the Corporate Governance and Nominating Committee, also manages the process of annual director self-assessment and evaluation of the Board as a whole.

Executive Sessions of Non-Management Directors

Non-management Board members meet without management at regularly scheduled executive sessions. In addition, to the extent that the group of non-management directors includes directors that are not independent, at least once a year there will be scheduled an executive session including only independent directors. The Lead Independent Director presides over meetings of the non-management or independent directors.

Board of Directors Risk Management Oversight

As the Company’s principal governing body, the Board of Directors has the ultimate responsibility for overseeing the Company’s risk management practices. As part of its oversight function, the Board reviews and monitors financial, strategic and operational risk through annual and periodic reviews with management.

Pursuant to its charter, the Audit Committee has primary responsibility for monitoring financial reporting risk. As part of its responsibilities, the Committee reviews with management and the independent auditors the Company’s policies in regard to risk assessment and management, including cybersecurity and assesses the steps management has taken to minimize risks to the Company. The Committee regularly meets with the independent auditor and management, as appropriate, to review significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements. The Audit Committee also reviews the effectiveness and integrity of the Company’s financial reporting processes and the Company’s internal control structure (including both disclosure controls and procedures and internal control over financial reporting).

As part of its oversight responsibilities, the Board of Directors relies upon the Compensation Committee to monitor and assess the Company’s compensation policies and practices as they relate to risk management and risk-taking incentives. On an annual basis, the Committee reviews the Company’s compensation policies and practices to determine how it compensates and incentivizes its associates and whether these policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. D. Harding Stowe and Bailey W. Patrick and Dr. Pamela L. Davies. Since the beginning of the Company’s last fiscal year, no member of the Compensation Committee is or has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or the Board.

Code of Ethics and Code of Business Conduct and Ethics

The Company has adopted a written Code of Ethics (the “Code of Ethics”) that applies to the Company’s Chief Executive Officer (principal executive officer), Chief Financial Officer (principal financial officer), and Controller (principal accounting officer). The Company has adopted a Code of Business Conduct and Ethics (the

“Code of Conduct”) that applies to all directors, officers, and associates of the Company. The Code of Ethics and Code of Conduct are available on the Company’s website at www.catofashions.com/info/investor-relations, under the “Corporate Governance” caption. Any amendments to the Code of Ethics or Code of Conduct with respect to directors or executive officers will be disclosed on the Company’s website promptly following the date of such amendment. In addition, any waivers of the Code of Ethics, or waivers of the Code of Conduct with respect to directors or executive officers, will be made only by the Board or a designated committee thereof, and will be disclosed within four business days.

Insider Trading and Hedging Policies

The Company has established policies prohibiting directors, officers and associates from purchasing or selling Cato securities while in possession of material, nonpublic information. The Company also has established policies that acknowledge Company associates may become aware of material nonpublic information of other companies in the course of their association with Cato. All directors, officers and associates are prohibited from purchasing or selling securities of other companies while they are in possession of, or aware of, such information and from passing such information on to other persons or entities who might purchase or sell the securities of such other companies.

In addition, no director, officer or associate of the Company may engage in any transaction in which they may profit from short-term speculative swings in the value of the Company’s securities. This prohibition includes “short sales” (selling borrowed securities to profit if the market price of the Company’s stock decreases), “put” or “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price) and hedging or any other type of derivative instrument designed to minimize the risk inherent in owning the Company’s stock.

Communications with Directors

The Company provides various means for shareholders and other interested parties to communicate directly with any member or committee of the Board of Directors, or any group of directors. Such persons may write to: Chair of the Corporate Governance and Nominating Committee, c/o Office of the Corporate Secretary, The Cato Corporation, 8100 Denmark Road, Charlotte, North Carolina 28273. Depending on the subject matter, the Chair of the Corporate Governance and Nominating Committee, with the assistance of the Company’s Vice President, General Counsel will determine whether to forward it to the director or directors to whom it is addressed, attempt to handle the inquiry directly (for example, where it is a request for information about the Company or it is a stock-related matter), or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Shareholders and other interested parties may also communicate and report matters regarding improper activities by the Company or its associates via telephone or email under the Company’s Whistleblower Policy. Instructions and contact information for reporting matters under the Whistleblower Policy are contained in the Whistleblower Policy, a copy of which is available on the Company’s website under the “Whistleblower Policy” link, which is accessed through the “Corporate Governance” link at https://www.catofashions.com/info/investor-relations. All such complaints submitted via the Whistleblower Policy are reported to the Audit Committee, which generally determines the action to be taken regarding such complaints, subject to the procedures and exceptions outlined in the Whistleblower Policy. The Company’s Vice President, General Counsel maintains a log of all such complaints, tracking their receipt, investigation, and resolution and prepares periodic summaries for the Board of Directors, and the Audit Committee, as appropriate.

Director Nomination Criteria and Process

Directors may be nominated by the Board of Directors in accordance with the Company’s Bylaws or by shareholders in accordance with the procedures specified in Article II, Section 3 of the Company’s Bylaws. The Company’s Corporate Governance and Nominating Committee will consider all nominees, including any submitted by shareholders, for the Board of Directors. The assessment of a nominee’s qualifications will include a review of Board of Director qualifications as described in the Company’s Corporate Governance Guidelines.

As specified in Article II, Section 3 of the Company’s Bylaws, notice of a shareholder nomination for a director nominee to be considered at an Annual Meeting must be in writing and received by the Secretary of the Company at the Company’s principal executive offices, 8100 Denmark Road, Charlotte, North Carolina 28273-5975, no later than 90 days prior to the anniversary of the preceding year’s Annual Meeting (no later than February 18, 2023 in the case of the Company’s 2023 Annual Meeting). The shareholder’s notice must also set forth, with respect to any director nominee, his or her name, age, business and residential addresses, principal occupation, the class and number of shares of the Company owned by the nominee, the nominee’s consent to being named in the proxy statement and serving if elected, and any other information required by the proxy rules of the Securities and Exchange Commission pursuant to Regulation 14A of the Exchange Act. The notice must also include the name and address of the nominating shareholder as it appears on the Company’s stock transfer records and the class and number of shares of the Company beneficially owned by the nominating shareholder.

The Corporate Governance and Nominating Committee will select qualified candidates and review its recommendations for nominees with the full Board of Directors. Depending on the timing of consideration of a candidate and such other factors as it deems appropriate, the Board of Directors will decide whether to invite the candidate to join the Board or to stand for election as a nominee at an Annual Meeting of the Company. The Board believes that greater diversity leads to better corporate governance and that potential nominees should possess a diverse and extensive background of knowledge and both professional and life experience that can support growth, evaluate risk and provide sufficient oversight to the Company. Nominees for director will be selected on the basis of the diversity they bring to the Board, outstanding achievement in their professional careers, broad experience, wisdom, character, integrity, ability to make independent, analytical inquiries and intelligent decisions, sound mature business judgment, understanding of the business environment, willingness to devote adequate time to Board duties and ability to collaborate effectively at the Board level. The Board further believes that each director should have a basic understanding of (i) the principal operational and financial objectives and plans and strategies of the Company, (ii) the results of operations and financial condition of the Company and of any significant subsidiaries or business segments, and (iii) the relative standing of the Company and its business segments in relation to its competitors.

The Company’s Corporate Goverance Guidelines provide that the Board will have a majority of directors who meet the criteria for independence required by the NYSE. The Corporate Governance and Nominating Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics that the Board seeks in Board members as well as the composition of the Board as a whole. The Board will also evaluate on an annual basis whether members qualify as independent under applicable standards. During the course of a year, directors are expected to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as independent.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE INITIATIVES

We recognize the importance of environmental, social, and governance (“ESG”) issues and promote business practices that benefit all of our shareholders, associates, customers and communities in which we serve. We promote diversity, provide opportunities for advancement, and treat all of our associates with dignity and respect. We strive to reduce our carbon footprint through initiatives for energy efficiency, sourcing more sustainable products and waste reduction.

Our Board of Directors

Our Board believes that greater diversity leads to better corporate governance and that potential nominees should possess a diverse and extensive background of knowledge and both professional and life experience that can support growth, evaluate risk and provide sufficient oversight to the Company. Nominees for director will be selected on the basis of the diversity they bring to the Board, outstanding achievement in their professional careers, broad experience, wisdom, character, integrity, ability to make independent, analytical inquiries and intelligent decisions, sound mature business judgment, understanding of the business environment, willingness to devote adequate time to Board duties and ability to collaborate effectively at the Board level.

Our Board is made up of 25% female and 75% male Directors. We believe the background, knowledge and experience that these individuals bring to the table broaden the Board’s perspective and strengthens the quality of its decision-making.

Our Associates

We have approximately 7,500 associates and endeavor to have a diverse and inclusive workplace environment. Over 96% of our associates are female and over 49% of our workforce are ethnically diverse.

Racial Diversity

Source: Latest EEO-1 report. (September 2021)

We encourage a healthy workplace by offering a supportive and safe work environment and culture. We offer confidential professional services to help our associates improve their quality of life including counseling and referrals in a variety of areas such as work-related, mental health, family, financial and legal concerns. In our retail stores and distribution facility, we regularly conduct safety audits and training.

We cultivate an environment and culture in which our associates are treated with fairness and respect and strive to develop our associates and aim to promote from within.

Policies and procedures in place to promote a supportive and safe environment and culture include, but are not limited to:

●	Our Code of Conduct includes policies on conflict of interest, acceptance of gifts, confidential and proprietary information and protection against retaliation for reporting violations of the Code of Conduct. All associates must review and sign off their acknowledgement of the Code of Conduct.

●	Our corporate management and supervisors have been provided training regarding diversity, discrimination and harassment.
●	We also have a Whistleblower Policy that gives guidance to report any improper activities by the Company or any associate. The policy also prohibits retaliation against associates who report violations.

We believe that our Company culture helps to retain our associates. We have several associates with more than 40 years of service. The Average Years of Service By Position graph is for active associates as of December 31, 2021.

Average Years of Service By Position

Social Responsibility

We have policies that require our vendors to conduct business in a socially responsible manner. The Company’s Vendor Code of Conduct includes the vendor and also extends to its employees, agents, contractors, factories, and any third party acting on its behalf and requires all vendors to attest to compliance with the following:

●	Must not use child labor in the manufacturing of the merchandise we purchase and all factories must be in compliance with the laws of the country where our merchandise is produced.
●	Must pay factory wages that meet or exceed the minimum requirements.
●	Must maintain reasonable work hours in accordance with local laws.
●	Must not use forced labor.
●	Must provide all employees with safe and healthy work conditions.
●	Must promote an environment of dignity and respect, free from abuse or harassment of workers.
●	Must recognize and respect lawful rights of freedom of association and the right of employees to seek or not to seek representation from outside third parties for the purposes of collective bargaining under local law.

Our Customers and Community

The Company has a long history of charitable giving in the communities in which it serves.

The Company has made cash donations of more than $17 million to charities over the past 20 years. Many of these donations are health and education focused scholarships, as well as other endowments. More specifically:

●	Our Grassroots program allows stores to directly sponsor local charities in the communities in which they serve.
●	We recognize the need for quality healthcare for all and have sponsored scholarships to those seeking their nursing and other allied health professional degrees, as well as the advancement of continuing education and training of current health care professionals.

●	The Cato Education Center at the YMCA of Greater Charlotte supports expanded youth education programs and provides scholarships to enable participation.
●	The Cato Scholarship for Education sponsors scholarships for students seeking to become educators. We understand that to have great education for our children, we must have great teachers.
●	The Cato Opportunity Scholarship Fund benefits low-income students from minority populations traditionally underrepresented in higher education and from high schools with high poverty enrollments.
●	The Cato Award for Faculty Excellence retains high quality faculty in the education field, rewarding excellence in teaching, research and community engagement.
●	The Cato Adult Career Enhancement Scholarship Fund supports adult students who are at least five years past high school graduation and have a significant need.

We contribute merchandise to local charities in the communities we serve, as well as national charities that provide new clothes to those in need, from school clothes for children, to professional clothing for job seekers. Since 2011, we have donated clothing valued at over $160 million.

Our Environment

We are pursuing a number of initiatives to lower our environmental impact throughout our supply chain, by lowering energy consumption, sourcing more sustainable products, and increasing our recycling program. Our environmental initiatives include, but are not limited to:

●	Sustainable Product Offerings - We are collaborating with our vendors to offer sustainable merchandise in our stores. Approximately 20% of our denim products include recycled materials.
●	LED Lighting Initiative - We continue installing LED lighting in our stores, signs and home office to reduce energy usage. Over 55% of our stores have LED lighting as of the end of 2021.
●	Energy Management Systems - Our corporate office and larger stores have energy management systems to efficiently manage energy needs and reduce energy usage.
●	Packaging Reduction - We are investing in technology and infrastructure to reduce packaging and transportation in an effort to decrease our carbon footprint.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding the shares of the Company’s Class A Stock issuable under all of the Company’s equity compensation plans as of January 29, 2022:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	—	—	3,825,321
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	3,825,321
(1)	This category includes 3,580,471 shares of Class A Stock available for future issuance under The Cato Corporation 2018 Incentive Compensation Plan and 244,850 shares of Class A Stock available for future issuance under The Cato Corporation 2021 Employee Stock Purchase Plan.

2021 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program for Named Executive Officers

Pay for performance and retention, both at the corporate and individual levels, is the overriding philosophy behind the design of the compensation program for Named Executive Officers (“NEOs” – see “Summary Compensation Table”) at The Cato Corporation. The Compensation Committee has established this philosophy to motivate superior individual and team performance among the executives. The elements of the compensation program are designed to reward higher levels of performance, which the Compensation Committee believes will attract and retain qualified and high-performing executives and, in turn, result in increased productivity and more effective execution of strategic decisions, leading ultimately to maintaining a competitive edge within the retail industry.

NEOs receive a base salary that recognizes the value of executive talent within the retail marketplace, and these salaries generally increase annually based upon individual and Company performance. The Company also provides NEOs with an annual cash incentive opportunity designed to reward achievement of annual business objectives, which the Compensation Committee believes will translate into long-term shareholder value.

The Company grants annual equity incentive awards that allow NEOs the opportunity to accumulate long-term capital in the form of Company stock, in order to align NEOs with shareholder interests and to encourage retention through five-year vesting schedules, with vesting not beginning until year three. The Compensation Committee’s intent is to continue including annual equity incentive awards as an element of NEO compensation. The Compensation Committee also imposes strong stock ownership requirements under which all long-term incentive (“LTI”) eligible associates, including NEOs, must continue to maintain a multiple of their base salaries in Company stock after giving effect to any sale of vested restricted stock.

The Company maintains a nonqualified deferred compensation plan as a competitive measure that the Company believes will assist in attracting and retaining qualified and high-performing associates and to allow associates whose ability to contribute to the Company’s 401(k) plan are limited under discrimination testing to defer current compensation. The plan is generally open to associates in management, including NEOs and all members of the Board of Directors. The Company does not make contributions to the plan.

The Company provides its NEOs with the same core benefits that are offered to all full-time salaried associates. NEOs do not have employment or change of control agreements (see “Executive Agreements and Potential Payments on Termination or Change of Control”).

Say-on-Pay and Say-on-Frequency Results

The Compensation Committee reviewed the results of the non-binding “say-on-pay” proposal in the fiscal 2020 proxy statement, which was the most recent advisory “say on pay” vote by the shareholders. The Company also has conversations from time to time with its shareholders, including its larger outside shareholders, about its compensation practices.  The Compensation Committee considers this shareholder feedback in assessing the Company’s compensation programs, but did not implement changes for fiscal 2021 as a direct result of the vote. The Compensation Committee will review the results of the vote at the 2022 Annual Meeting and other shareholder feedback and will determine if any changes should be made to the compensation program, as a result of the vote or otherwise. The Compensation Committee will again submit its executive compensation program to a non-binding shareholder “say-on-pay” at the 2023 Annual Meeting.

The Company intends to hold an advisory vote on the compensation of NEOs annually until the next required vote on the frequency of shareholder votes on executive compensation, which we expect to occur at the Company’s 2023 Annual Meeting.

External Benchmarking for Named Executive Officers

In reviewing the NEOs’ compensation structure, the Committee relies on multiple external benchmarking sources, including (1) a customized peer group of competitors and other retail companies within a reasonable revenue range, geography, or store size and (2) web-based data to stay abreast of current compensation practices and to determine geographic cost of living differences.

Peer Group

In 2021, the Committee assessed and decided to add five companies and remove six companies from the peer group for 2020. Ascena Retail Group, Inc., Christopher & Banks Corp., Francesca’s Holdings Corp., RTW Retailwinds, Inc., Stage Stores, Inc. and Stein Mart, Inc. were removed from the group following bankruptcy filing. Boot Barn Holdings, Inc., Children’s Place Inc., Destination XL Group, Inc., Genesco Inc. and Hibbet Sports, Inc. have been added, based on the factors described above.

Boot Barn Holdings, Inc.	Destination XL Group, Inc.	Shoe Carnival Inc.
Buckle Inc.	Express, Inc.	Tilly’s, Inc.
Chicos Fas Inc.	Genesco Inc.	Zumiez, Inc.
Children’s Place Inc.	Hibbet Sports, Inc.
Citi Trends, Inc.	J.Jill, Inc.

For 2022, the Committee assessed and decided to maintain the companies from the 2021 Peer Group listed above.

Competitive Positioning of Named Executive Officers

The CEO is compared to the industry peer group based on compatible title match, while the other NEOs are compared to retail survey matches based upon job content. The Committee believes annual equity awards allow it to employ a leveraged pay strategy for NEOs. The CEO’s base salary in 2021 comprised approximately 26% of his target total direct compensation, while the other NEOs’ base salaries ranged from 43% to 45% of their target total direct compensation. The CEO’s base salary in 2022 will comprise approximately 26% of his target total direct compensation, while the other NEOs’ base salaries will comprise approximately 45% of their target total direct compensation.

Target total direct compensation is defined as base salary plus target annual cash incentive opportunity plus target annual equity opportunity. For 2021, total direct compensation of NEOs was between the 25th and 75th percentiles of the appropriate market. In 2022, the Committee also established target total direct compensation of NEOs between the 25th and 75th percentiles of the appropriate market.

Total direct compensation for any particular NEO may fall above or below the percentiles discussed above, depending upon the Company’s financial performance and the NEO’s individual performance, experience in the function and/or tenure with the Company.

Components of Compensation

Our compensation program is designed around attracting and retaining talented leadership and to rewarding them for achieving key strategic and financial metrics. The compensation program provides a base salary, a cash incentive bonus linked to pre-tax, pre-bonus income targets, and a long-term equity program designed to align executives’ interests with shareholder interests and the long-term performance of the Company. The following table provides a summary of compensation components, objectives and details with respect to each component for fiscal 2021.

	Compensation Component	Objectives and Key Features	Highlights for Fiscal 2021
FIXED	Base Salary

* Provides appropriate fixed cash compensation necessary to attract and retain executives.

* Reflects position’s relative value in the marketplace, the executive’s scope and breadth of responsibility and individual contribution.

			* In fiscal 2021, increase related to reversal of temporary salary reductions in 2020 and resumption of annual merit increases following suspension in 2020.
AT RISK	Annual Cash Incentive

* Provides incentive for short-term performance across multiple metrics.

* Focuses executives on achieving specific annual financial and operating results aligned with our business strategies.

* Maximum annual cash incentive opportunities range from 75% to 150% of base salary, based on Company performance against the pre-established goals.

* Earned awards for Fiscal 2021 were tied to pre-established goals.

* Pre-Tax, Pre-Bonus Income metric utilized to determine bonus payout.

* Bonus payout never exceeds the maximum cash annual incentive opportunities. To the extent that the Company exceeds pre-established goals for the maximum cash annual incentive opportunity, any excess is shared ratably through our ESOP program for all qualified associates (over age 21, worked 1,000 hours & employed on last day of plan year).

Bonus pay out as a percentage of base salary by year:

				CEO	Other NEOs
		* Uses Performance measures we believe are key drivers of shareholder value.	2021	150%	75%
			2020*	0%	0%
			2019	150%	75%
			2018	135%	67%
			2017	0%	0%
			* In fiscal 2020, the Board approved a discretionary bonus for all eligible associates of 20% of bonus potential, due to the unforseen impacts of the pandemic.

	Compensation Component	Objectives and Key Features	Highlights for Fiscal 2021
AT RISK	Long-Term Equity Incentives

* Provides incentive for long-term performance.

* Links compensation to the creation of long-term shareholder value.

* Aligns interests of management with those of shareholders.

* Supports retention of key talent.

* In fiscal 2021, annual equity awards to the NEOs consisted of time-based restricted stock.

* Restricted stock vests over five years, with three near equal annual installments, beginning year three.

* Restricted stock award is subject to continued employment.

Annual Base Salary

The Committee believes that annual base salaries should be competitive within the retail industry for jobs of similar size and scope in order to attract and retain talented NEOs. Base salaries serve as the foundation for annual cash incentives (discussed below), which express incentive opportunity as a percentage of annual base salary. NEO base salary levels and potential increases are linked to individual performance. Furthermore, Company financial performance is a consideration when determining salary budgets, which determine annual salary increases for the NEOs and other members of management.

The Committee uses a formal job evaluation methodology to evaluate both the internal and external equity of the NEOs’ base salary levels. Internal equity is considered in order to ensure that NEOs are compensated at an appropriate level relative to other members of executive management, while external equity is a measure of how NEO compensation compares to compensation for comparable jobs at similar companies. The Committee, with the assistance of its outside consultant, intends to periodically review the Company’s NEO positions to assess the relative size of each position, specifically evaluating scope of responsibilities, complexity of the role, and its impact on the success of the business. Once the jobs are valued independently, the next step is to compare them to determine relative relationships. The final step then relates the job evaluation data to market-based pay opportunities.

Base salary represented 26% of the CEO’s total compensation for 2021 (as reported in the Summary Compensation Table), and ranged from 43% to 45% for the other NEOs.

Annual Benefit / Bonus Programs

The Compensation Committee establishes a consolidated pre-tax, pre-benefit / bonus income target as the performance metric for the benefit / bonus pool. The targeted benefit / bonus pool varies each year based primarily on the targeted cash incentive bonus payout percentage, which ranges from a 20% to 100% payout of each participants annual cash incentive opportunity. From this benefit / bonus pool the Company funds its charitable contribution, 401(k) match, profit sharing contributions, and its annual cash incentive bonus. The Compensation Committee also sets percentages that determine any amounts that will be added to the benefit / bonus pool based on achievement of consolidated pre-tax, pre-benefit / bonus income in excess of the targeted amounts or subtracted from the pool based on the failure to achieve the targeted amounts. For 2021, percentages were set so that any pre-tax, pre-bonus income in excess of the targeted amounts would result in 50% of such excess being added to the pool and any shortfall would result in 60% of such shortfall being subtracted from the pool.

Once the actual benefit / bonus pool is established based on actual performance, the amounts for the Company’s charitable, 401(k) match and profit sharing contributions are calculated. Once the contributions are established, the annual cash incentive bonus is calculated based on the amount remaining in the benefit / bonus pool up to the maximum of 100% of the annual cash incentive target. Any remaining amounts in excess of the annual cash incentive bonus and contribution in the benefit / bonus pool are contributed to the Company’s Employee Stock Ownership Plan (“ESOP”).

Annual Cash Incentive Program

Pursuant to the Company’s 2018 Incentive Compensation Plan (the “Plan”), which allows for a variety of cash and equity-based incentive awards, the Company provides NEOs with annual cash incentive opportunities conditioned upon achievement of consolidated pre-tax, pre-bonus income relative to a pre-established target, provided the Company is profitable. NEOs’ annual cash incentives are determined based upon two factors: (1) the degree to which the overall Company’s pre-tax, pre-bonus income performance target is achieved, and (2) the NEO’s individual performance. The Committee believes establishing annual consolidated pre-tax, pre-bonus income targets focuses NEOs on achieving profitability through top-line revenue growth and margin improvement coupled with expense management.

NEOs have the opportunity to earn an annual incentive that is a percentage of their base salary. The CEO’s 2021 maximum annual incentive opportunity was set at 150% of base salary and other NEOs was set at 75% based on pre-defined performance goals. Unlike many of our peer group, we do not allow payouts to exceed the maximum annual incentive opportunity, so that achievement of Company performance goal over target (maximum) does not result in payouts in excess of the bonus potential. Unlike many in our peer group, we cap NEO annual incentive payout at the top end of these ranges. However, NEOs may receive less than their maximum potential (as would normally be calculated solely based upon Company financial performance) if their individual performance does not meet objective goals and expectations during the fiscal year. The Committee believes these maximum bonus opportunities provide sufficient motivation for the NEOs to strive to increase consolidated net income.

For fiscal 2021, the Committee established a consolidated pre-tax, pre-bonus income target as the performance metric for the target annual cash incentive. The Committee established a target for the payment of a 20% bonus (the minimum), as well as a target for bonus payment of 100% (the maximum).

For fiscal 2022, the Committee established a consolidated pre-tax, pre-bonus income target as the performance metric for the target annual cash incentive. The Committee established a target for the payment of a 20% bonus (the minimum), as well as a target for bonus payment of 100% (the maximum).

Employee Stock Ownership Program / Profit Sharing

The Committee believes that associates should share in the profits and ownership of the Company and has an Employee Stock Ownership Program Profit Sharing plan. All associates are automatically enrolled if they are over 21, worked at least 1,000 hours, and are employed on the last day of the plan year. Each year the Company contributes 1% of pre-tax, pre-bonus income to the plan, which is contributed to every associate’s individual ESOP account. The plan has a 5-year vesting with 20% vesting each year.

As referenced above in the Bonus/Benefit Pool discussion, we cap NEO annual incentive payout at the top end of the incentive bonus ranges, so that achievement of Company performance goals in excess of target results in broader sharing through additional Company payments under its ESOP program for the benefit of all qualified associates rather than enhancement of NEO incentive payouts. When the Company’s bonus / benefit pool performs above the maximum target for any given year, any additional amount above the maximum target is contributed to the ESOP/Profit Sharing plan for distribution to all associates’ accounts. The Committee approved a $29.4 million contribution to the ESOP, from the 2021 amounts earned above the maximum annual cash incentive award, of which $15 million was contributed in October 2021 as a 2020 ESOP plan year contribution.

Long-Term Equity Incentives and Ownership Requirements

The Committee believes that LTI equity awards offer balance among the following goals of the Company’s LTI strategy:

●	Incent creation of long-term shareholder value;
●	Promote retention through the five-year vesting schedule and full-value nature of the equity award;
●	Promote ownership and long-term capital accumulation with full-value stock awards; and
●	Facilitate improved market-competitive total direct compensation by adding an equity component to the NEO target total cash compensation.

The Committee currently grants restricted stock to NEOs other than the CEO with a five-year time-based vesting requirement, with 33%, 33% and 34% of the grant vesting on the third, fourth and fifth anniversaries of the grant date, respectively, to link NEO compensation with creation of long-term shareholder value, align management focus with shareholder interests and increase retention of key employees. The Committee believes that relying on meaningful stock ownership requirements with a range of 300% to 600% of base salary (details discussed below), along with time-based vesting (when coupled with the annual cash incentive) that does not begin until the third year, incentivizes performance to increase stock appreciation through higher net income, promotes ownership and long-term capital accumulation and enhances the long-term retention of key associates by increasing the value of shares subject to the time-based vesting requirements. If an NEO terminates employment for any reason, the LTI award is forfeited to the extent it is not vested. Discretionary exceptions to forfeiture may be approved by the Committee (e.g., upon normal retirement).

To encourage management ownership of Company stock and thus further align their interests with shareholders, the Committee has established stock ownership requirements for LTI awards (i.e., a recipient cannot sell vested stock unless his/her ownership requirement is achieved and maintained, except for the payment of tax exception noted below). NEOs (as well as other LTI eligible associates) can satisfy these requirements through ownership of stock acquired with personal funds (including the exercise of stock options and stock held in the Employee Stock Purchase Plan) or by retaining vested restricted stock.

The Company’s current restricted stock ownership requirements vary depending upon position. The CEO cannot sell vested stock unless he continues to own Company stock with a fair market value equal to at least 600% of his then base salary, and the other NEOs cannot sell vested stock unless they continue to own Company stock with a fair market value equal to at least 300% of their then base salary. The single exception to this ownership requirement is that up to 45% of vesting restricted stock may be sold to meet tax liabilities associated with that vesting. In setting these ownership requirements, the Committee relied upon prevalent market data from its outside compensation consultant. While the Committee chose to set the CEO’s ownership requirement higher than what was most prevalent for the general market, the other NEOs’ ownership requirements were established based upon the most prevalent multiples in the survey. The CEO has achieved the ownership requirements.

LTI award targets are expressed as a percent of base salary – 140% for the CEO, and range from 50% to 60% for the remaining NEOs. Under the Plan, the number of restricted shares granted to NEOs and other eligible associates are determined using the rolling average 90-day price set within the 30 days prior to the Compensation Committee meeting where the broad-based annual LTI award is approved. This methodology generally mitigates the impact of short-term fluctuations in stock price that could otherwise significantly impact the share calculation.

At its March 2021 meeting, the Committee granted LTI awards based on 70% LTI award targets (98% of CEO base annual salary and a range of 35% to 42% of based salary for the remaining NEOS) to NEOs and non-NEOs that are subject to five-year time-based vesting, with vesting not beginning until year three and previously described ownership requirements. The 70% LTI award was based in part on the impact the COVID-19 pandemic had on the Company’s stock price as described above. The Compensation Committee determined that the number of shares to be issued using the COVID-19 pandemic impacted average share price resulted in a share grant 130% higher than the largest grant awarded. The Compensation Committee believes that a 70% LTI award will satisfy the Committee’s LTI strategy, as well as balance the dilutive effect of issuing restricted shares for existing shareholders.

At its March 2022 meeting, the Committee granted LTI awards based on the LTI award targets to NEOs and non-NEOs that are subject to five-year time-based vesting, with vesting not beginning until year three and previously described ownership requirements.

The grant date for all broad-based LTI awards occurs on a pre-established future date set by the Committee. However, within guidelines established by the Committee, the CEO may make LTI awards in the case of new hires and promotions not involving NEOs, and the Committee will ratify such awards provided they are consistent with established guidelines.

Nonqualified Deferred Compensation

The Company offers certain associates, generally management level and above, including NEOs, and all members of the Board of Directors, the opportunity to participate in a nonqualified deferred compensation plan, which is an unsecured nonqualified defined contribution plan. The Deferred Compensation Plan allows participants to defer a maximum of 50% of their base salary and 100% of any bonuses paid, or in regard to Directors, 100% of the fees earned for board and committee services. Elections to participate in the Deferred Compensation Plan and the percentage of compensation to defer are made by participants on an annual basis, prior to the beginning of the year in which the compensation is earned. The Company does not currently make any contributions to the Deferred Compensation Plan.

The aggregate balance of each participant’s account consists of amounts that have been deferred by the participant plus earnings (or minus losses). In accordance with tax requirements, the assets of the Deferred Compensation Plan are subject to claims of our creditors. Account balances are deemed invested in accordance with investment elections designated by the participant. Investment option transfers may be made daily. The plan offers investment options similar to those available to participants in the Company’s 401(k) plan, including fixed income funds, domestic and international equity funds, blended funds and pre-allocated lifestyle fund investments. Earnings and gains or losses on each deemed investment are credited or debited to each participant’s account on a monthly basis based on the actual performance of the funds in which the participant is deemed invested. The participants are 100% vested in their contributions and all earnings on those contributions.

A “Rabbi Trust” was established to provide a funding vehicle for the nonqualified obligations to the participants, and this trust holds life insurance policies on some of the plan participants. The Company contributes cash to these life insurance policies in amounts equal to the compensation deferred by plan participants. The cash value of the life insurance policies is allocated among funds that are similar to the funds offered to participants as investments under the plan. Distributions from the plan may be made from the cash surrender value investments or from Company funds.

Deferred account balances are distributed to the plan participants in accordance with elections made by the participant at the time the deferral is made, subject to Section 409A of the Internal Revenue Code (the “Code”). A participant may elect to receive distributions, either in a lump sum or in installments, upon his or her termination of employment with the Company, disability, death, an unforeseeable emergency or a change of control, each of the last two events as defined in Section 409A of the Code. A participant may also elect to receive distributions while still employed by the Company if he or she elects to have in-service or education distributions, made at a date specified by the participant.

Benefits and Perquisites

The Company provides NEOs with core benefits offered to its other full-time associates (e.g., medical, dental, vision care, prescription drugs, basic life insurance, short-term disability, long-term disability, 401(k), profit sharing, employee stock ownership plan, and employee stock purchase plan). The Company does not provide any other perquisites, including, for example, country club memberships, airplane usage or car allowances.

The Committee’s overall benefits philosophy for NEOs focuses on providing basic core benefits, with NEOs using their own cash compensation to obtain such other services as they individually determine appropriate.

Benefits and perquisites provided to the NEOs are summarized in the Summary Compensation Table. No NEO received perquisites in 2021 with a total value equal to or greater than $10,000.

Executive Agreements and Potential Payments on Termination or Change of Control

The Company does not have individual employment agreements with NEOs, and the Committee does not intend to commence this practice in 2022. No NEO has specific change of control benefits or protection different from any other salaried associate. Change of control treatment for NEOs will follow standard Company policies as outlined in LTI award agreements and the Plan (see “Potential Payments Upon Termination or Change in Control” below).

Tax and Accounting Implications

The Committee, with the assistance of management, has considered other tax and accounting provisions in developing the pay programs for our NEOs, including the CEO. These include the accounting treatment of various types of equity-based compensation under Financial Accounting Standards Board Accounting Standards Codification Topic 718, as well as the overall income tax rules applicable to various forms of compensation. Nevertheless, the focus in the design of the NEO compensation program has been to retain and motivate NEOs, not to achieve potential tax, accounting or other regulatory advantages. Therefore, while the Committee considers the potential deductibility of awards and accounting considerations as a factor in determining executive compensation, the Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of the Company’s executive compensation program even if the awards are not deductible for income tax purposes or provide favorable accounting treatment.

Engagement and Use of Independent Compensation Consultants

The Compensation Committee’s charter provides the Committee with the authority to engage compensation consultants (and other advisors) as it deems appropriate to assist with the performance of its duties.

The Committee has retained Aon Hewitt, an external compensation consultant, to advise the Committee on executive compensation issues. At the direction of the Committee, Aon Hewitt advised the Committee with comparative market data based on analyses of the practices of the peer group as well as advising on the composition of the peer group. Aon Hewitt provided guidance on industry best practices and advised the Committee on the structure of the executive compensation program for the CEO and other Senior Executive positions. The consultant’s primary contact with management is the Senior Vice President, Human Resources & Chief Legal Officer, who serves as the liaison with other members of management, as needed. Interaction with management occurs mainly to provide the consultant with Company data and a better understanding of the Company’s pay policies and practices, which will assist them with the consulting engagement. The Compensation Committee has assessed the independence of Aon Hewitt pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Aon Hewitt from independently advising the Compensation Committee.

Role of Executives in Establishing Compensation

Members of management are essential in providing input to the Compensation Committee throughout the year concerning the effectiveness of the executive compensation program, selection of performance criteria, financial performance of the Company, and performance of individual executives. The Chief Executive Officer, Chief Financial Officer and Senior Vice President, Human Resources & Chief Legal Officer are the key members of management who advise the Committee and supply needed and accurate information. The Committee regularly invites them to attend Committee meetings, participate in the presentation of materials, and facilitate discussions concerning management’s perceptions of the executive compensation programs and general views concerning a variety of compensation issues. Additional senior members of management participate in meetings as requested by the Committee. However, the Committee makes final decisions concerning all aspects of NEO compensation, including the design, structure and levels of NEO compensation, including salary increases, performance measures and targets, variable pay targets as a percent of base salaries, determination of annual incentive bonus payouts based upon individual and Company performance, and determination of LTI awards.

Compensation Committee Report

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the management of the Company and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended January 29, 2022.

Compensation Committee Members:

D. Harding Stowe (Chair)

Bailey W. Patrick

Dr. Pamela L. Davies

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2), (3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
John P. D. Cato	2021	1,330,617	—	1,883,682	—	2,008,173	244,068	5,466,540
Chairman, President & Chief Executive Officer	2020	1,111,046	391,839	1,167,561	—	—	144,206	2,814,652
	2019	1,298,165	—	1,643,782	—	1,959,194	370,307	5,271,448

John R. Howe (7)	2021	473,939	—	287,542	—	357,635	86,735	1,205,851
Executive Vice President & Former Chief Financial Officer	2020	430,475	69,783	178,227	—	—	68,627	747,112
	2019	462,380	—	250,926	—	348,913	92,303	1,154,522

Charles D. Knight (6)	2021	16,923	—	—	—	—	—	16,923
Executive Vice President & Chief Financial Officer

Gordon D. Smith	2021	373,008	—	188,585	—	281,473	77,231	920,297
Executive Vice President Chief Real Estate & Store Development Officer	2020	338,798	54,921	116,888	—	—	64,975	575,582
	2019	363,911	—	164,564	—	274,607	70,845	873,927

(1)	The amounts shown represent a discretionary bonus granted by the Compensation Committee in recognition of the efforts of our associates, including our NEOs, throughout fiscal 2020 and to aid in retention.

(2)	The amounts shown in this column represent the aggregate grant date fair value of current year grants of restricted shares of Cato Class A Stock, as computed in accordance with FASB ASC Topic 718. Grants were made under the 2018 Incentive Compensation Plan. Grants were not subject to performance criteria but are subject to a five-year vesting schedule. Plan participants have the right to all dividends during the restricted period and current year dividends are included under All Other Compensation.

(3)	Assumptions related to the valuation of restricted stock and options are incorporated by reference to the footnotes of the Company’s financial statements in its Annual Report on Form 10-K.

(4)	The amounts shown in this column in 2019 and 2021 constitute the cash Annual Incentive opportunity earned by each Named Executive Officer based on established criteria under the 2018 Incentive Compensation Plan.

(5)	The amounts shown in this column represent amounts of Company matching contributions and profit sharing contributions to the Named Executive Officer’s 401(k) accounts, Company contributions to the Named Executive Officer’s account under the Company’s Employee Stock Ownership Plan (the “ESOP”), dividends received during the year by the Named Executive Officer on unvested restricted stock and amounts imputed to the Named Executive Officer for life insurance coverage under the Company’s Group Term Life Insurance plan. The amount of 401(k) matching contributions were determined according to provisions as outlined in the Company’s 401(k) Plan documents and as approved by the Compensation Committee. The amount of ESOP contributions were determined according to provisions as outlined in the ESOP plan documents. The cumulative contributions to the ESOP were determined pursuant to each annual performance criteria approved by the Compensation Committee under the 2013 Incentive Compensation Plan and 2018 Incentive Compensation plan. The amounts imputed under the Group Term Life Insurance plan are calculated under IRS guidelines and are based on life insurance coverage of two times the annual salary of the Named Executive Officer capped at a coverage limit of $350,000. See table below for quantification of 2021 items reported in this column.

(6)	Mr. Knight became Executive Vice President and Chief Financial Officer effective January 17, 2022.

(7)	Mr. Howe assumed the role of Executive Vice President effective January 17, 2022.

The amount of each component of All Other Compensation for each Named Executive Officer is as follows:

Fiscal 2021 All Other Compensation

Name	401(k) Matching Contributions ($)	ESOP Contributions ($)	Imputed Group Term Life Insurance Costs ($)	Restricted Stock Dividends ($)	Total All Other Compensation ($)
John P.D. Cato	4,387	49,226	2,657	187,798	244,068
John R. Howe	4,387	49,226	1,548	31,574	86,735
Charles D. Knight	—	—	—	—	—
Gordon D. Smith	4,592	49,226	2,705	20,708	77,231

Grants of Plan-Based Awards in Fiscal 2021

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)		Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Awards ($) (3)
John P. D. Cato	3/24/2021	—	2,008,173	2,008,173
	5/1/2021				—	139,739	1,883,682
John R. Howe	3/24/2021	—	357,635	357,635
	5/1/2021				—	21,331	287,542
Charles D. Knight	3/24/2021	—	—	—
	5/1/2021				—	—	—
Gordon D. Smith	3/24/2021	—	281,473	281,473
	5/1/2021				—	13,990	188,585

(1)	The amounts shown constitute the cash Annual Incentive Bonus potential for each Named Executive Officer based on established criteria under the 2018 Incentive Compensation Plan.

(2)	The amounts shown represent Class A restricted stock awards under the 2018 Incentive Compensation Plan. These awards will vest 33% in 2024, 33% in 2025 and 34% in 2026.

(3)	The fair market value of the Company’s stock on the grant date of May 1, 2021 as traded on the New York Stock Exchange on April 30, 2021, was determined by averaging the high of the day ($13.63) and the low of the day ($13.33).

All restricted stock awards made during fiscal year 2021 were of Class A Stock. All of the awards are subject to a five-year vesting requirement with 33%, 33% and 34% of the grant vesting on the third, fourth and fifth anniversaries of the grant date, respectively. The unvested awards are subject to forfeiture if the named executive terminates employment with the Company. Each grantee is required to own a certain multiple of his base salary before being able to sell the restricted stock. However, each grantee may sell up to 45% of vesting restricted stock to meet associated tax liabilities.

Outstanding Equity Awards at 2021 Fiscal Year-End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
John P. D. Cato	417,328	6,739,847
John R. Howe	70,165	1,133,165
Charles D. Knight	—	—
Gordon D. Smith	46,017	743,175

(1)	All stock awards shown are restricted stock grants and are Class A Stock. The restricted shares vest over five years with 33% of the shares vesting in years three and four and 34% vesting in year five. The expected restricted shares vesting over the next five years is 19% in 2022, 23% in 2023, 28% in 2024, 19% in 2025 and 11% in 2026.

(2)	The closing market value of the Company’s stock was $16.15 on the last trading day of the fiscal year, January 28, 2022.

Option Exercises and Stock Vested in Fiscal 2021

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
John P. D. Cato	55,093	742,654
John R. Howe	11,583	156,139
Charles D. Knight	—	—
Gordon D. Smith	7,595	102,381

(1)	The fair market value of the Company’s stock on the vesting date of May 1, 2021, as traded on the New York Stock Exchange on April 30, 2021, was determined by averaging the high of the day ($13.63) and the low of the day ($13.33).

Nonqualified Deferred Compensation for Fiscal 2021

Name	Executive Contributions in Last FY ($) (1)	Company Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($) (3)
John P.D. Cato	—	—	—	—	—
John R. Howe	—	—	5,945	—	2,321,026
Charles D. Knight	—	—	—	—	—
Gordon D. Smith	—	—	—	—	—

(1)	There were no NEO deferrals to the Nonqualified Deferred Compensation Plan for fiscal 2021. When applicable, these amounts are included in the Summary Compensation Table under “Salary” and “Non-Equity Incentive Compensation” or both, as applicable.

(2)	These amounts are not reported in the Summary Compensation Table as the earnings included in this column are based on the investment options selected by the NEO, and do not constitute above-market or preferential earnings.

(3)	For Mr. Howe, $1,736,889 of the aggregate balance was reported in a Summary Compensation Table for previous years.

Please see “Compensation Discussion and Analysis – Nonqualified Deferred Compensation” for a description of the Company’s Nonqualified Deferred Compensation Plan.

Potential Payments Upon Termination or Change in Control

Under the terms of our 2018 Incentive Compensation Plan and 2013 Incentive Compensation Plan, upon any “change in control,” all unvested restricted stock awards would immediately vest. For this purpose, any of the following events would be a change in control: (1) any person, entity or group becomes the beneficial owner of more than 50% of the combined voting power of the Company’s then outstanding securities (subject to certain exceptions, including an exception for shares acquired directly from the Company); (2) a merger, reorganization, consolidation or sale or other disposition of all or substantially all of the Company’s assets occurs, after which our shareholders as a group do not retain at least 50% of the voting power of the surviving entity; (3) the complete liquidation or dissolution of the Company; or (4) a change in the majority of our directors in any two-year period that our directors have not approved. However, in the event any holder of restricted stock is materially affiliated with the person, entity or group that effects the transaction that would otherwise constitute a change in control, that holder’s unvested restricted stock awards do not become immediately vested in connection with that transaction. If any change in control had occurred on January 29, 2022 (and assuming none of the NEOs was materially affiliated with the person, group or entity effecting the change in control transaction), the following table shows the number of shares that would have vested and the value of those shares for each NEO based on the closing market value of the Company’s stock of $16.15 on the last trading day of the fiscal year, January 28, 2022.

Name	Shares That Would Have Vested Upon a Change in Control #	Vesting Value ($)
John P.D. Cato	417,328	6,739,847
John R. Howe	70,165	1,133,165
Charles D. Knight	—	—
Gordon D. Smith	46,017	743,175

Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of the Securities and Exchange Commission’s Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. John Cato, our Chief Executive Officer. The pay ratio included below is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. Because the SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the amount of compensation of the median-compensated employee and the pay ratio reported by other companies may not be comparable to our estimates reported below, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

For our fiscal year ended January 29, 2022 (“fiscal 2021”) the total compensation of the Company’s Chief Executive Officer of $5,466,540, as presented in the Summary Compensation Table, was approximately 394 times the total compensation of the Company’s median employee of $13,861 calculated in the same manner. The median employee is a part-time employee and was identified by reviewing the total cash compensation for all employees, excluding the Company’s Chief Executive Officer, who were employed by the Company on December 31, 2021. All of the Company’s employees were included, whether employed on a full-time or part-time basis. Adjustments were made to annualize the compensation of employees who were not employed by the Company for the entire year. After identifying the median employee based on total cash compensation, the 2021 annual total compensation was calculated for the median employee using the same methodology used for the Company’s Chief Executive Officer as presented in the Summary Compensation Table.

As additional information, the total compensation of the Company’s Chief Executive Officer was approximately 175 times the total compensation of the Company’s median full-time employee of $31,200 calculated in the same manner as the Chief Executive Officer’s total compensation. The median full-time employee is a store manager and was identified by reviewing the total cash compensation for all full-time employees, excluding the Company’s Chief Executive Officer, who were employed on a full-time basis for the entire year.

FISCAL YEAR 2021 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1), (2)	All Other Compensation ($)	Total ($)
Dr. Pamela L. Davies	73,000	72,904	—	145,904
Theresa J. Drew	79,000	72,904	—	151,904
Thomas B. Henson	79,000	72,904	—	151,904
Bryan F. Kennedy, III	84,667	72,904	—	157,571
Thomas E. Meckley	88,833	72,904	—	161,737
Bailey W. Patrick	73,000	72,904	—	145,904
D. Harding Stowe	78,667	72,904	—	151,571

(1)	All stock awards shown are stock grants of Class A Stock.

(2)	The amount represents the fair market value of 4,585 shares, as computed in accordance with FASB ASC Topic 718, of the Company’s stock granted on June 1, 2021, as traded on the New York Stock Exchange on June 1, 2021, and was determined by averaging the high of the day ($16.43) and the low of the day ($15.37).

Directors who are not employees of the Company receive a fee for their services of $60,000 per year. Each non-employee director is paid $1,500 for attending each Board of Directors meeting and each committee meeting scheduled other than in conjunction with a regularly scheduled Board of Directors meeting. The Committee Chairs of the Corporate Governance and Nominating Committee and the Compensation Committee receive an additional $5,000 per year. The Committee Chair of the Audit Committee receives an additional $10,000 per year.

The Compensation Committee approved stock awards valued at $42,000. The number of shares granted on June 1, 2021 is determined using the rolling average 90-day price set within the 30 days prior to the Compensation Committee meeting. This methodology generally mitigates the impact of short-term fluctuations in stock price that could otherwise significantly impact the share calculation. The 90-day average price was $9.16 and was calculated using the stock prices between October 13, 2020 and February 22, 2021. The resulting 4,585 shares per Director were not subject to vesting requirements or any other restrictions. The Committee intends to grant similar stock awards in future years. All subsequent grants will be effective June 1 each year.

Directors are reimbursed for reasonable expenses incurred in attending director meetings and committee meetings.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Related Person Transactions

The Company reviews all relationships and transactions in which the Company and its directors, executive officers, nominees or beneficial owners of more than 5% of any class of the Company’s stock or their immediate family members have a direct or indirect material interest. The Company’s internal controls and related written policy/policies require the Chief Financial Officer to review and approve all such related person transactions. Thereafter, the Company’s Audit Committee, in accordance with its charter, reviews all related person transactions required to be disclosed.

Related Person Transactions

During fiscal 2021, there were no transactions between the Company and any related person that met the requirements for disclosure.

DELIQUENT SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, during the fiscal year ended January 29, 2022, all Section 16(a) filing requirements applicable to its executive officers and directors and any greater than 10% beneficial owners were met except that one initial ownership report on Form 3 was filed late with respect to Charles D. Knight.

PROPOSAL 3 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as independent auditor to examine the Company’s financial statements for the fiscal year ended January 28, 2023. This selection is being presented to the shareholders for their ratification at the Annual Meeting. PricewaterhouseCoopers LLP audited the Company’s financial statements for the fiscal years ended January 31, 2004 through January 29, 2022. A representative of PricewaterhouseCoopers LLP is expected to attend the meeting, respond to appropriate questions from shareholders present at the meeting and, if such representative desires, to make a statement. The affirmative vote of a majority of the votes present or represented at the Annual Meeting and entitled to vote by the holders of Class A Stock and Class B Stock, voting as a single class, is required to approve the proposal.

The directors recommend that shareholders vote FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor.

Audit Committee Report

Management is responsible for the Company’s internal controls and the financial reporting process. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon. The Audit Committee, among other things, is responsible for monitoring and overseeing these processes and is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm.

In recommending to the Board of Directors the reappointment of PricewaterhouseCoopers LLP, the Audit Committee took into consideration a number of factors, including the length of time PricewaterhouseCoopers LLP has been engaged, the quality of the Audit Committee’s discussions with representatives of PricewaterhouseCoopers LLP, reports of the PCAOB on PricewaterhouseCoopers LLP, PricewaterhouseCoopers LLP fees and the performance of the lead audit and consulting partners. Under SEC rules and PricewaterhouseCoopers LLP practice, the lead engagement audit partner, as well as consulting partner, is each required to change every five years.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility for safeguarding the Company’s assets and for the integrity of the accounting and reporting practices of the Company and such other duties as directed by the Board. As set forth in the Audit Committee Charter, the Audit Committee is not responsible for conducting audits or preparing or determining whether the Company’s financial statements are accurate or complete or conform to accounting principles generally accepted in the United States of America. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of audited financial statements to accounting principles generally accepted in the United States of America.

In the performance of its oversight function and in accordance with its responsibilities under its charter, the Audit Committee has reviewed and discussed the audited financial statements for the year ended January 29, 2022 with management and the independent registered public accounting firm. The Audit Committee also discussed with management and the independent registered public accounting firm the adequacy of the Company’s internal controls, and discussed with management the effectiveness of the Company’s disclosure controls and procedures used for periodic public reporting. The Audit Committee reviewed with the independent registered public accounting firm their audit plans, audit scope and identification of audit risks. The Audit Committee has discussed with the independent registered public accounting firm the communications required by the PCAOB and the Securities and Exchange Commission. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by the Ethics and Independence Rule 3526 titled “Communication with Audit Committees Concerning Independence” and discussed with the independent registered public accounting firm their independence from the Company and its management. The Audit Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence.

Based on the reviews and discussions mentioned above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended January 29, 2022 be included in the Company’s Annual Report to shareholders and Annual Report on Form 10-K to the Securities and Exchange Commission.

Audit Committee Members:

Thomas E. Meckley (Chair)
Theresa J. Drew
Thomas B. Henson
Bryan F. Kennedy, III

Audit Fees

PricewaterhouseCoopers LLP audited the Company’s consolidated financial statements for the fiscal years ended January 29, 2022 and January 30, 2021. The aggregate fees paid to PricewaterhouseCoopers LLP for all professional services rendered for fiscal years ended January 29, 2022 and January 30, 2021 were:

	Fiscal Year Ended January 29, 2022	Fiscal Year Ended January 30, 2021
Audit Fees (1)	$980,000	$981,000
Audit-Related Fees (2)	5,000	—
Tax Fees (3)	77,000	68,000
All Other Fees (4)	3,000	3,000
	$1,065,000	$1,052,000

(1)	“Audit Fees” represent fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements included in our Annual Reports on Form 10-K, the review of financial statements included in our Quarterly Reports on Form 10-Q and any services normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

(2)	“Audit-Related Fees” represent fees for assurance and related services rendered by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)	“Tax Fees” represent fees for professional services rendered by PricewaterhouseCoopers LLP for tax compliance related to the filing of the Company’s federal income tax return, assistance with a federal income tax audit, tax advice and tax planning related to foreign, state and local tax.

(4)	“All Other Fees” represent fees paid to PricewaterhouseCoopers LLP for General Accepted Accounting Practices software.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by the Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that they do not impair the auditor’s independence from the Company. Accordingly, the Audit Committee has adopted procedures and conditions under which services proposed to be performed by the independent registered public accounting firm must be pre-approved.

Pursuant to this policy, the Audit Committee will consider annually and approve the terms of the audit engagement. Any proposed engagement relating to permissible non-audit services must be presented to the Audit Committee and pre-approved on a case-by-case basis. In addition, particular categories of permissible non-audit services that are recurring may be pre-approved by the Audit Committee subject to pre-set fee limits. If a category of services is so approved, the Audit Committee will be regularly updated regarding the status of those services and the fees incurred. The Audit Committee reviews requests for the provision of audit and non-audit services by the Company’s independent registered public accounting firm and determines if they should be approved. Such requests could be approved either at a meeting of the Audit Committee or upon approval of the Chair of the Audit Committee, or another member of the Audit Committee designated by the Chair. If the Chair or his designee approves a permissible non-audit service, that decision is required to be presented at the next meeting of the Audit Committee. Prior to approving any services, the Audit Committee considers whether the provision of such services is consistent with the SEC’s rules on auditor independence and is compatible with maintaining the auditor’s independence. All of the Company’s Audit-Related Fees, Tax Fees and All Other Fees were pre-approved by the Audit Committee.

SHAREHOLDER PROPOSALS

Shareholders who intend to present proposals for consideration at next year’s Annual Meeting are advised that, pursuant to rules of the Securities and Exchange Commission, any such proposal must be received by the Secretary of the Company at the Company’s principal executive offices, 8100 Denmark Road, Charlotte, North Carolina 28273-5975 no later than the close of business on December 19, 2022 if such proposal is to be considered for inclusion in the proxy statement and proxy appointment form relating to that meeting. Such proposals must also comply with the proxy rules of the Securities and Exchange Commission applicable to shareholder proposals intended for inclusion in the Company’s proxy statement. In addition, the Company may direct the persons named in the Company’s Annual Meeting proxy to exercise discretionary voting authority to vote against any matter, without any disclosure of such matter in the Company’s proxy statement, unless a shareholder provides notice of the matter pursuant to the procedures specified in Article II, Section 4 of the Company’s Bylaws (no later than February 18, 2023 in the case of the Company’s 2023 Annual Meeting). Such notice must be received by the Secretary of the Company at the Company’s principal executive offices as described above in this paragraph not later than ninety days prior to the anniversary date of the immediately preceding Annual Meeting. The shareholder’s notice must set forth, as to each matter of business proposed for consideration, a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, the name and address, as they appear on the Company’s stock transfer records, of the proposing shareholder, the class and number of shares of the Company’s stock beneficially owned by the proposing shareholder, and any material interest of the proposing shareholder in the proposed business.

OTHER MATTERS

The Board of Directors of the Company knows of no matters that will be presented for consideration at the meeting other than those set forth in this Proxy Statement. However, if any other matters are properly presented for action, it is the intention of the persons named in the proxy to vote on them in accordance with their best judgment.

For the Board of Directors THE CATO CORPORATION CHRISTIN J. REISCHE Assistant Secretary

April 18, 2022

ANNUAL MEETING OF SHAREHOLDERS OF

THE CATO CORPORATION

May 19, 2022

CLASS A COMMON STOCK

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.catofashions.com/info/investor-relations

Please sign, date and mail
your vote authorization
form in the envelope
provided as soon as
possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
"FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:
NOMINEES:
☐	FOR ALL NOMINEES	◯ Theresa J. Drew ◯ D. Harding Stowe

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here ⚫

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	To approve, on an advisory basis, the Company’s executive compensation;	☐	☐	☐

3.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2023.	☐	☐	☐

4.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 2 AND 3 AND "FOR" ELECTION OF ALL NOMINEES FOR DIRECTOR.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND REVOKES ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED.

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

THE CATO CORPORATION

May 19, 2022

CLASS A COMMON STOCK
PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.catofashions.com/info/investor-relations
↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
"FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:
NOMINEES:
☐	FOR ALL NOMINEES	◯ Theresa J. Drew ◯ D. Harding Stowe

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ⚫

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	To approve, on an advisory basis, the Company’s executive compensation;	☐	☐	☐

3.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2023.	☐	☐	☐

4.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 2 AND 3 AND "FOR" ELECTION OF ALL NOMINEES FOR DIRECTOR.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND REVOKES ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED.

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

THE CATO CORPORATION

May 19, 2022

CLASS B COMMON STOCK

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.catofashions.com/info/investor-relations

Please sign, date and mail
your vote authorization
form in the envelope
provided as soon as
possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
"FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:
NOMINEES:
☐	FOR ALL NOMINEES	◯ Theresa J. Drew ◯ D. Harding Stowe

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here ⚫

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	To approve, on an advisory basis, the Company’s executive compensation;	☐	☐	☐

3.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2023.	☐	☐	☐

4.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 2 AND 3 AND "FOR" ELECTION OF ALL NOMINEES FOR DIRECTOR.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND REVOKES ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED.

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

THE CATO CORPORATION

May 19, 2022

CLASS B COMMON STOCK
PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.catofashions.com/info/investor-relations
↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
"FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:
NOMINEES:
☐	FOR ALL NOMINEES	◯ Theresa J. Drew ◯ D. Harding Stowe

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ⚫

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	To approve, on an advisory basis, the Company’s executive compensation;	☐	☐	☐

3.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2023.	☐	☐	☐

4.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 2 AND 3 AND "FOR" ELECTION OF ALL NOMINEES FOR DIRECTOR.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND REVOKES ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED.

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.